Exhibit 99.1

Analog Devices Reports Record Fourth Quarter and Fiscal 2021 Results

•Fourth quarter revenue of $2.34 billion, exceeded the midpoint of guidance, and fiscal 2021 revenue of $7.32 billion was led by strength in the Industrial and Automotive markets
•Operating cash flow of $2.7 billion and free cash flow of $2.4 billion in fiscal 2021
•Returned a record $3.7 billion to shareholders in fiscal 2021 through dividends and buybacks, including $2.0 billion of our $2.5 billion accelerated share repurchase program
•Completed the acquisition of Maxim Integrated, further strengthening ADI’s position as a high-performance semiconductor leader

WILMINGTON, Mass.--(BUSINESS WIRE)--November 23, 2021--Analog Devices, Inc. (Nasdaq: ADI), a leading global high-performance semiconductor company, today announced financial results for its fourth quarter and full year fiscal 2021, which ended October 30, 2021.

“ADI delivered another quarter of record revenue and profits, marking a strong end to the fiscal year. Our Industrial and Automotive markets reached all-time highs and our Consumer business returned to solid growth in fiscal 2021,” said Vincent Roche, President and CEO, “As we enter fiscal 2022, our backlog and bookings remain robust, and we continue to invest in capacity, setting us up for continued growth in the years ahead.”

Roche continued, “The past year truly demonstrated the vital importance of semiconductors to the modern digital age and we’re now better positioned than ever to capture value with our acquisition of Maxim Integrated. This combination has expanded our global team of talented employees and best-in-class technologies, and together, we will develop even more complete, high-performance solutions that define the edge of possible. I’m confident in our ability to drive the next waves of analog semiconductor innovation, while delivering strong returns for shareholders.”

Performance for the Fourth Quarter and Fiscal 2021

Results Summary(1)
(in millions, except per-share amounts and percentages)

	Three Months Ended			Twelve Months Ended
	Oct 30, 2021	Oct 31, 2020	Change	Oct 30, 2021	Oct 31, 2020	Change
Revenue	$2,340	$1,526	53%	$7,318	$5,603	31%
Gross margin	$1,122	$1,023	10%	$4,525	$3,690	23%
Gross margin percentage	47.9%	67.0%	(1,910 bps)	61.8%	65.9%	(410 bps)
Operating income	$99	$462	(79)%	$1,692	$1,498	13%
Operating margin	4.2%	30.2%	(2,600 bps)	23.1%	26.7%	(360 bps)
Diluted earnings per share	$0.16	$1.04	(85)%	$3.46	$3.28	5%

Adjusted Results
Adjusted gross margin	$1,660	$1,068	55%	$5,186	$3,870	34%
Adjusted gross margin percentage	70.9%	70.0%	90 bps	70.9%	69.1%	180 bps
Adjusted operating income	$1,009	$636	59%	$3,104	$2,234	39%
Adjusted operating margin	43.1%	41.7%	140 bps	42.4%	39.9%	250 bps
Adjusted diluted earnings per share	$1.73	$1.44	20%	$6.46	$4.91	32%

			Three Months Ended		Trailing Twelve Months
Cash Generation			Oct 30, 2021		Oct 30, 2021
Net cash provided by operating activities			$941		$2,735
% of revenue			40%		37%
Capital expenditures			$(131)		$(344)
Free cash flow			$810		$2,391
% of revenue			35%		33%

			Three Months Ended		Trailing Twelve Months
Cash Return			Oct 30, 2021		Oct 30, 2021
Dividend paid			$(371)		$(1,109)
Stock repurchases			(2,096)		(2,605)
Total cash returned			$(2,467)		$(3,714)

(1) The sum and/or computation of the individual amounts may not equal the total due to rounding.

Outlook for the First Quarter of Fiscal Year 2022

For the first quarter of fiscal 2022, we are forecasting revenue of $2.60 Billion , +/- $100 Million. At the midpoint of this revenue outlook, we expect reported operating margin of approximately 12.0%, +/- 200 bps, and adjusted operating margin of approximately 43.3%, +/- 70 bps. We are planning for reported EPS to be $0.43, +/- $0.10, and adjusted EPS to be $1.78, +/- $0.10.

Our first quarter fiscal 2022 outlook is based on current expectations and actual results may differ materially, as a result of, among other things, the important factors discussed at the end of this release. These statements supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.

The adjusted results and adjusted anticipated results above are financial measures presented on a non-GAAP basis. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables included in this press release. See also “Non-GAAP Financial Information” section for additional information.

Dividend Payment

The ADI Board of Directors has declared a quarterly cash dividend of $0.69 per outstanding share of common stock. The dividend will be paid on December 14, 2021 to all shareholders of record at the close of business on December 3, 2021.

Conference Call Scheduled for Today, Tuesday, November 23, 2021 at 10:00 am ET

ADI will host a conference call to discuss our fourth quarter and fiscal year 2021 results and short-term outlook today, beginning at 10:00 am ET. Investors may join via webcast, accessible at investor.analog.com, or by telephone. The participant dial-in for both domestic and international callers will be available ten minutes before the call begins by calling 833-423-0297. International participants may provide the passcode 8334230297.

A replay of the conference call will be available approximately two hours after the call concludes and may be accessed for up to two weeks, by dialing 855-859-2056 (replay only) and entering the conference ID: 5047545, or by visiting investor.analog.com.

Non-GAAP Financial Information

This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These non-GAAP measures have material limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and should not be considered in isolation from, or as a substitute for, the Company’s financial results presented in accordance with GAAP. The Company’s use of non-GAAP measures, and the underlying methodology when including or excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods. You are cautioned not to place undue reliance on these non-GAAP measures. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this release.

Management uses non-GAAP measures internally to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in evaluating the Company’s core business and trends across different reporting periods on a consistent basis. Management also uses these non-GAAP measures as the primary performance measurement when communicating with analysts and investors regarding the Company’s earnings results and outlook and believes that the presentation of these non-GAAP measures is useful to investors because it provides investors with the operating results that management uses to manage the Company and enables investors and analysts to evaluate the Company’s core business. Management also believes that the non-GAAP liquidity measure free cash flow is useful both internally and to investors because it provides information about the amount of cash generated after capital expenditures that is then available to repay debt obligations, make investments and fund acquisitions, and for certain other activities.
The non-GAAP financial measures referenced by ADI in this release include: adjusted gross margin, adjusted gross margin percentage, adjusted operating expenses, adjusted operating expenses percentage, adjusted operating income, adjusted operating margin, adjusted income before income taxes, adjusted provision for income taxes, adjusted tax rate, adjusted diluted earnings per share (EPS), free cash flow, and free cash flow margin percentage.
Adjusted gross margin is defined as gross margin, determined in accordance with GAAP, excluding certain acquisition related expenses1 which are described further below. Adjusted gross margin percentage represents adjusted gross margin divided by revenue.
Adjusted operating expenses is defined as operating expenses, determined in accordance with GAAP, excluding: certain acquisition related expenses1, acquisition related transaction costs2, special charges, net3 and charitable foundation contribution4 which are described further below. Adjusted operating expenses percentage represents adjusted operating expenses divided by revenue.
Adjusted operating income is defined as operating income, determined in accordance with GAAP, excluding: acquisition related expenses1, acquisition related transaction costs2, special charges, net3 and charitable foundation contribution4 which are described further below. Adjusted operating margin represents adjusted operating income divided by revenue.
Adjusted nonoperating expense (income) is defined as nonoperating expense (income), determined in accordance with GAAP, excluding: acquisition related expenses1 and loss on extinguishment of debt5 which are described further below.
Adjusted income before income taxes is defined as (loss) income before income taxes, determined in accordance with GAAP, excluding: acquisition related expenses1, acquisition related transaction costs2, special charges, net3, charitable foundation contribution4 and loss on extinguishment of debt5 which are described further below.
Adjusted provision for income taxes is defined as (benefit from) provision for income taxes, determined in accordance with GAAP, excluding tax related items6 which are described further below. Adjusted tax rate represents adjusted provision for income taxes divided by adjusted income before income taxes.
Adjusted diluted EPS is defined as diluted EPS, determined in accordance with GAAP, excluding: acquisition related expenses1, acquisition related transaction costs2, special charges, net3, charitable foundation contribution4, loss on extinguishment of debt5 and tax related items6 which are described further below.
Free cash flow is defined as net cash provided by operating activities, determined in accordance with GAAP, less additions to property, plant and equipment, net. Free cash flow margin percentage represents free cash flow divided by revenue.

1Acquisition Related Expenses: Expenses incurred as a result of current and prior period acquisitions and primarily include expenses associated with the fair value adjustments to debt, inventory, property, plant and equipment and amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology and customer relationships. Expenses also include fair value adjustments associated with the replacement of share-based awards related to the Maxim Integrated Products, Inc. (Maxim) and Linear Technology Corporation (Linear) acquisitions. We excluded these costs from our non-GAAP measures because they relate to specific transactions and are not reflective of our ongoing financial performance.
2Acquisition Related Transaction Costs: Costs directly related to the proposed Maxim Integrated Products, Inc. acquisition, including legal, accounting and other professional fees as well as integration-related costs. We excluded these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.
3Special Charges, net: Expenses, net, incurred in connection with facility closures, consolidation of manufacturing facilities, severance, other accelerated stock-based compensation expense and other cost reduction efforts or reorganizational initiatives. We excluded these expenses from our non-GAAP measures because apart from ongoing expense savings as a result of such items, these expenses have no direct correlation to the operation of our business in the future.
4Charitable Foundation Contribution: Expenses incurred in connection with a one time contribution of registered shares of common stock to the Analog Devices Foundation. We excluded this expense from our non-GAAP measures because this expense has no direct correlation to the operation of our business in the future.
5Loss on Extinguishment of Debt: Expenses incurred related to the extinguishment of debt including make-whole premiums and other related fees, as well as the acceleration of unamortized debt costs and previously deferred derivative hedge losses. We excluded these costs from our non-GAAP measures because they are not reflective of our ongoing financial performance.
6Tax Related Items: Income tax effect of the non-GAAP items discussed above and income tax from certain discrete tax items related to an intra-entity transfer of intangible assets, the resolution of the IRS audit of Linear’s pre-acquisition federal income tax returns for fiscal year 2015 through fiscal year 2017, other discrete income tax benefits upon filing of our fiscal 2019 federal income tax return and income tax from prior period tax credits. We excluded these tax related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

About Analog Devices

Analog Devices, Inc. (NASDAQ: ADI) operates at the center of the modern digital economy, converting real-world phenomena into actionable insight with its comprehensive suite of analog and mixed signal, power management, radio frequency (RF), and digital and sensor technologies. ADI serves 125,000 customers worldwide with more than 75,000 products in the industrial, communications, automotive, and consumer markets. ADI is headquartered in Wilmington, MA. Visit https://www.analog.com.

Forward Looking Statements

This press release contains forward-looking statements, which address a variety of subjects including, for example, our statements regarding our acquisition of Maxim Integrated Products, Inc. (“Maxim”); the impact of the COVID-19 pandemic on our business, financial condition and results of operations; expected revenue, operating margin, tax rate, earnings per share, and other financial results; expected market trends, market share gains, operating leverage, production and inventory levels; expected customer demand and order rates for our products and expected product offerings; product development; and marketing position. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the uncertainty as to the extent of the duration, scope and impacts of the COVID-19 pandemic; political and economic uncertainty, including any faltering in global economic conditions or the stability of credit and financial markets; erosion of consumer confidence and declines in customer spending; unavailability of raw materials, services, supplies or manufacturing capacity; changes in geographic, product or customer mix; changes in export classifications, import and export regulations or duties and tariffs; changes in our estimates of our expected tax rates based on current tax law; adverse results in litigation matters, including the potential for litigation related to the Maxim acquisition; the risk that we will be unable to retain and hire key personnel; unanticipated difficulties or expenditures relating to integrating Maxim; uncertainty as to the long-term value of our common stock; the diversion of management time on integrating Maxim's business and operations; our ability to successfully integrate acquired businesses and technologies, including Maxim; and the risk that expected benefits, synergies and growth prospects of acquisitions, including our acquisition of Maxim, may not be fully achieved in a timely manner, or at all. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	Oct 30, 2021	Oct 31, 2020	Oct 30, 2021	Oct 31, 2020
Revenue	$2,339,568	$1,526,295	$7,318,286	$5,603,056
Cost of sales	1,217,748	503,211	2,793,274	1,912,578
Gross margin	1,121,820	1,023,084	4,525,012	3,690,478
Operating expenses:
Research and development	399,121	280,239	1,296,126	1,050,519
Selling, marketing, general and administrative	317,455	165,115	915,418	659,923
Amortization of intangibles	213,594	108,007	536,811	429,455
Special charges, net	92,645	8,051	84,456	52,337
Total operating expenses	1,022,815	561,412	2,832,811	2,192,234
Operating income	99,005	461,672	1,692,201	1,498,244
Nonoperating expense (income):
Interest expense	54,621	48,593	184,825	193,305
Loss on extinguishment of debt	215,150	—	215,150	—
Interest income	(421)	(527)	(1,220)	(4,305)
Other, net	(14,178)	(3,704)	(35,268)	(2,373)
Total nonoperating expense	255,172	44,362	363,487	186,627
(Loss) income before income taxes	(156,167)	417,310	1,328,714	1,311,617
(Benefit from) provision for income taxes	(231,854)	30,784	(61,708)	90,856
Net income	$75,687	$386,526	$1,390,422	$1,220,761

Shares used to compute earnings per share - basic	483,345	369,284	397,462	368,633
Shares used to compute earnings per share - diluted	487,781	372,322	401,288	371,973

Basic earnings per common share	$0.16	$1.05	$3.50	$3.31
Diluted earnings per common share	$0.16	$1.04	$3.46	$3.28

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	October 30, 2021	October 31, 2020
Cash & cash equivalents	$1,977,964	$1,055,860
Accounts receivable	1,459,056	737,536
Inventories	1,200,610	608,260
Other current assets	740,687	116,032
Total current assets	5,378,317	2,517,688
Net property, plant and equipment	1,979,051	1,120,561
Other investments	127,856	86,729
Goodwill	26,918,470	12,278,425
Intangible assets, net	15,267,170	3,650,280
Deferred tax assets	2,267,269	1,503,064
Other assets	383,938	311,856
Total assets	$52,322,071	$21,468,603

Other current liabilities	$2,253,649	$1,364,986
Debt, current	516,663	—
Long-term debt	6,253,212	5,145,102
Deferred income taxes	3,938,830	1,919,595
Other non-current liabilities	1,367,175	1,040,975
Shareholders' equity	37,992,542	11,997,945
Total liabilities & equity	$52,322,071	$21,468,603

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Twelve Months Ended
	Oct 30, 2021	Oct 31, 2020	Oct 30, 2021	Oct 31, 2020
Cash flows from operating activities:
Net income	$75,687	$386,526	$1,390,422	$1,220,761
Adjustments to reconcile net income to net cash provided by operations:
Depreciation	72,338	57,053	231,275	233,775
Amortization of intangibles	406,625	145,163	843,359	577,148
Cost of goods sold for inventory acquired	331,083	—	331,083	—
Stock-based compensation expense	124,928	36,557	243,611	149,518
Gain on sale of property, plant and equipment	—	—	(13,557)	—
Non-cash contribution to charitable foundation	—	—	—	40,000
Loss on extinguishment of debt	215,150	—	215,150	—
Non-cash portion of special charges	2,538	—	2,538	—
Deferred income taxes	(334,429)	(71,146)	(406,922)	(113,948)
Other	4,275	(257)	(15,524)	5,418
Changes in operating assets and liabilities	42,531	118,702	(86,366)	(104,185)
Total adjustments	865,039	286,072	1,344,647	787,726
Net cash provided by operating activities	940,726	672,598	2,735,069	2,008,487
Percent of revenue	40.2%	44.1%	37.4%	35.8%

Cash flows from investing activities:
Proceeds from other investments	7,910	—	30,125	—
Additions to property, plant and equipment, net	(130,777)	(29,888)	(343,676)	(165,692)
Cash received from acquisition of Maxim, net of cash paid	2,450,550	—	2,450,550	—
Proceeds from sale of property, plant and equipment	—	—	35,714	—
Payments for acquisitions, net of cash acquired	—	(1,433)	(24,950)	(14,196)
Change in other assets	(878)	579	(4,238)	(635)
Net cash provided by (used for) investing activities	2,326,805	(30,742)	2,143,525	(180,523)

Cash flows from financing activities:
Proceeds from debt	3,939,640	—	3,939,640	395,646
Early termination of debt	(3,591,982)	—	(3,591,982)	—
Debt repayments	—	(450,000)	—	(750,000)
Payments on revolver	(400,000)	—	(400,000)	(350,000)
Proceeds from revolver	400,000	—	400,000	350,000
Payment on derivative instrument	(153,161)	—	(153,161)	—
Prepayment for stock repurchases	(500,000)	—	(500,000)	—
Dividend payments to shareholders	(371,230)	(229,597)	(1,109,344)	(886,155)
Repurchase of common stock	(2,095,992)	(7,222)	(2,605,144)	(244,487)
Proceeds from employee stock plans	7,757	10,653	63,105	68,403
Change in other financing activities	(4,730)	—	(2,778)	(4,015)
Net cash used for financing activities	(2,769,698)	(676,166)	(3,959,664)	(1,420,608)
Effect of exchange rate changes on cash	(570)	(94)	3,174	182

Net increase (decrease) in cash and cash equivalents	497,263	(34,404)	922,104	407,538
Cash and cash equivalents at beginning of period	1,480,701	1,090,264	$1,055,860	648,322
Cash and cash equivalents at end of period	$1,977,964	$1,055,860	$1,977,964	$1,055,860

ANALOG DEVICES, INC.
REVENUE TRENDS BY END MARKET
(Unaudited)
(In thousands)

The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the "ship to" customer information and the end customer product or application into which our product will be incorporated. As data systems for capturing and tracking this data and our methodology evolves and improves, the categorization of products by end market can vary over time. When this occurs, we reclassify revenue by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market.

	Three Months Ended
	Oct 30, 2021			Oct 31, 2020
	Revenue	% of revenue*	Y/Y %	Revenue	% of revenue*
Industrial	$1,178,476	50%	45%	$812,729	53%
Automotive	452,589	19%	97%	229,916	15%
Communications	351,568	15%	13%	311,039	20%
Consumer	356,935	15%	107%	172,611	11%
Total revenue	$2,339,568	100%	53%	$1,526,295	100%

	Twelve Months Ended
	Oct 30, 2021			Oct 31, 2020
	Revenue	% of revenue*	Y/Y %	Revenue	% of revenue*
Industrial	$4,011,485	55%	34%	$2,998,259	54%
Automotive	1,248,635	17%	60%	778,297	14%
Communications	1,198,461	16%	1%	1,191,169	21%
Consumer	859,705	12%	35%	635,331	11%
Total revenue	$7,318,286	100%	31%	$5,603,056	100%

*The sum of the individual percentages may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	Oct 30, 2021	Oct 31, 2020	Oct 30, 2021	Oct 31, 2020

Gross margin	$1,121,820	$1,023,084	$4,525,012	$3,690,478
Gross margin percentage	47.9%	67.0%	61.8%	65.9%
Acquisition related expenses	537,784	44,741	661,438	179,374
Adjusted gross margin	$1,659,604	$1,067,825	$5,186,450	$3,869,852
Adjusted gross margin percentage	70.9%	70.0%	70.9%	69.1%

Operating expenses	$1,022,815	$561,412	$2,832,811	$2,192,234
Percent of revenue	43.7%	36.8%	38.7%	39.1%
Acquisition related expenses	(223,151)	(110,963)	(552,789)	(444,261)
Acquisition related transaction costs	(56,289)	(10,977)	(112,859)	(20,098)
Charitable foundation contribution	—	—	—	(40,000)
Special charges, net	(92,645)	(8,050)	(84,458)	(52,337)
Adjusted operating expenses	$650,730	$431,422	$2,082,705	$1,635,538
Adjusted operating expenses percentage	27.8%	28.3%	28.5%	29.2%

Operating income	$99,005	$461,672	$1,692,201	$1,498,244
Operating margin	4.2%	30.2%	23.1%	26.7%
Acquisition related expenses	760,935	155,704	1,214,227	623,635
Acquisition related transaction costs	56,289	10,977	112,859	20,098
Charitable foundation contribution	—	—	—	40,000
Special charges, net	92,645	8,050	84,458	52,337
Adjusted operating income	$1,008,874	$636,403	$3,103,745	$2,234,314
Adjusted operating margin	43.1%	41.7%	42.4%	39.9%

Nonoperating expense (income)	255,172	$44,362	363,487	186,627
Acquisition related expenses	3,842	—	3,842	—
Loss on extinguishment of debt	(215,150)	—	(215,150)	—
Adjusted nonoperating expense (income)	$43,864	$44,362	152,179	$186,627

(Loss) income before income taxes	$(156,167)	$417,310	$1,328,714	$1,311,617
Acquisition related expenses	757,093	155,704	1,210,385	623,635
Acquisition related transaction costs	56,289	10,977	112,859	20,098
Charitable foundation contribution	—	—	—	40,000
Special charges, net	92,645	8,050	84,458	52,337
Loss on extinguishment of debt	$215,150	$—	$215,150	$—
Adjusted income before income taxes	$965,010	$592,041	$2,951,566	$2,047,687

(Benefit from) provision for income taxes	$(231,854)	$30,784	$(61,708)	$90,856
Effective tax rate	(148.5)%	7.4%	(4.6)%	6.9%
Income tax effect of adjustments above	165,505	26,878	231,972	106,291
Income tax from certain discrete tax items	188,872	—	188,872	25,951
Adjusted provision for income taxes	$122,524	$57,662	$359,136	$223,098
Adjusted tax rate	12.7%	9.7%	12.2%	10.9%

Diluted EPS	$0.16	$1.04	$3.46	$3.28
Acquisition related expenses	1.55	0.42	3.02	1.68
Acquisition related transaction costs	0.12	0.03	0.28	0.05
Charitable foundation contribution	—	—	—	0.11
Special charges, net	0.19	0.02	0.21	0.14
Loss on extinguishment of debt	0.44	—	0.54	—
Income tax effect of adjustments above	(0.34)	(0.07)	(0.58)	(0.29)
Income tax from certain discrete tax items	(0.39)	—	(0.47)	(0.07)
Adjusted diluted EPS*	$1.73	$1.44	$6.46	$4.91
* The sum of the individual per share amounts may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited)
(In thousands)

	Trailing Twelve Months	Three Months Ended
	Oct 30, 2021	Oct 30, 2021	Jul. 31, 2021	May 1, 2021	Jan. 30, 2021
Revenue	$7,318,286	2,339,568	$1,758,853	$1,661,407	$1,558,458
Net cash provided by operating activities	$2,735,069	$940,726	$630,041	$736,361	$427,941
% of Revenue	37%	40%	36%	44%	27%
Capital expenditures	$(343,676)	$(130,777)	$(86,341)	$(59,170)	$(67,388)
Free cash flow	$2,391,393	$809,949	$543,700	$677,191	$360,553
% of Revenue	33%	35%	31%	41%	23%

ANALOG DEVICES, INC.
RECONCILIATION OF PROJECTED GAAP TO NON-GAAP RESULTS
(Unaudited)

Three Months Ending January 29, 2022
	Reported	Adjusted
Revenue	$2.60 Billion	$2.60 Billion
	(+/- $100 Million)	(+/- $100 Million)
Operating margin	12.0%	43.3% (1)
	(+/-200 bps)	(+/-70 bps)
Nonoperating expenses	~ $50 Million	~ $50 Million
Tax rate	12.5%	12.5% (2)
	(+/-100 bps)	(+/-100 bps)
Diluted shares	~ 530 Million	~ 530 Million
Earnings per share	$0.43	$1.78 (3)
	(+/- $0.10)	(+/- $0.10)

(1) Includes $815 million of adjustments related to acquisition related expenses and acquisition related transaction costs as previously defined in the Non-GAAP Financial Information section of this press release.
(2) Includes $102 million of tax effects associated with the adjustments for acquisition related expenses and acquisition related transaction costs noted above.
(3) Includes $1.35 of adjustments related to the net impact of acquisition related expenses and acquisition related transaction costs, as well as the tax effects on those items.

(ADI WEB)

For more information, please contact:

Investor Contact:
Analog Devices, Inc.
Mr. Michael Lucarelli
Vice President of Investor Relations and FP&A
781-461-3282
investor.relations@analog.com

Media Contacts:
Teneo
Ms. Andrea Calise
917-826-3804
andrea.calise@teneo.com

Teneo
Ms. Megan Fenton
917-860-0356
megan.fenton@teneo.com